                                                                    EXHIBIT 10.8




                                 Promissory Note

         FOR VALUE RECEIVED, the undersigned promises to pay to the order of Sybron Dental Specialties, Inc. the sum of ($400,000.00).

         Said sum shall be paid in three installments. The first installment shall be in the amount of one hundred thousand dollars ($100,000.00) and shall be paid on or about September 1, 2001. The second installment shall be in the amount of one hundred thousand dollars ($100,000.00) and shall be paid on or about September 1, 2002. The third installment shall be in the amount of two hundred thousand dollars ($200,000.00) and shall be paid on or about September 1, 2003.

         No interest shall accrue or be due on any amount owed unless and until an amount is past due in which event interest shall accrue and be due on the past due amount at the rate of ten percent (10%) per annum until paid.

         This note shall be fully payable upon demand of any holder in the event the undersigned shall default in making any payments due under this note within thirty (30) days of its due date.

         In the event of any default, the undersigned agrees to pay all reasonable attorney fees and costs of collection to the extent permitted by law. This note shall take effect as a sealed instrument and be enforced in accordance with the laws of the payee's state.


Dated: September 1, 2000



                                                          /s/ Stephen J. Tomassi
                                                          ----------------------